Exhibit 10.2

WindTamer Corporation

Stock Option Award Agreement

This award agreement (this “Award Agreement”), dated as of November 15, 2009, sets forth the terms and conditions of an award of stock options to purchase with respect to shares (“Shares”) of Common Stock (“Common Stock”) of WindTamer Corporation (the “Company”) granted to you (the "Optionee") by the Company under the WindTamer Corporation 2008 Equity Incentive Plan (the “Plan”).

In consideration of the covenants set forth in this Agreement, the parties agree as follows:

1. Option Information

(a) Date of Grant:	November 15, 2009

(b) Optionee:	William Schmitz

(c) Number of Shares:	1,500,000

(d) Exercise Price:	Equal to the last trade on the first day of trading of the Company’s common stock on the OTC Bulletin Board.

2. Acknowledgments

(a) Optionee is an Employee of the Company.

(b) The Board of Directors of the Company (the “Board”) has authorized the granting to Optionee of a Nonstatutory Option (“Option“) to purchase Shares of Common Stock upon the terms and conditions hereinafter stated.

3. Shares; Price

The Company hereby grants to Optionee the right to purchase, upon and subject to the terms and conditions herein stated, the number of Shares of Common Stock set forth in Section 1(c) above at the price per Share set forth in Section 1(d) above (the “Exercise Price“).

4. Term of Option

This Option shall expire, and all rights under it to purchase the Shares, shall terminate ten years from the date of this Award Agreement, unless terminated earlier pursuant to the terms hereof.  Nothing contained in this Award Agreement shall be construed to interfere in any way with the right of the Company to terminate Optionee as an Employee the Company, or to increase or decrease the compensation paid to Optionee from the rate in effect as of the date of this Agreement.

5. Vesting of Option

Except as provided in Paragraph 7, you shall become vested in the Options, and the Options shall become exercisable, in the following installments on the following dates (each, a “Vesting Date”):

(a)	250,000 of the Options on the first anniversary of the Date of Grant as set forth in Section 1(a) above (“Date of Grant”);

(b)	250,000 of the Options on the second anniversary of the Date of Grant; and

(c)	1,000,000 of the Options on the third anniversary of the Date of Grant.

6. Exercise

(a) This Option shall be exercised by delivery to the Company of (a) written notice of exercise stating the number of Shares being purchased (in whole shares only) and such other information set forth on the form of Notice of Exercise attached to this Agreement as Appendix A, and (b) a check or cash in the amount of the Exercise Price of the Shares covered by the notice (or such other consideration as has been approved by the Board consistent with the Plan, including, without limitation, cashless exercise as provided in Section 8(d)(v) of the Plan).

(b) Pursuant to Section 13 of the Plan, this Option shall not be assignable or transferable, except by will or by the laws of descent and distribution, or by gift or domestic relations orders to the Optionee’s Family Members who agree to be bound by the terms of this Agreement. "Family Member" for purposes of this Agreement, includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than fifty percent of the voting interests.

7. Termination of Service

If Optionee's service as an Employee of the Company terminates for any reason, including, without limitation, death or disability, the provisions of Section 9 of that certain Employment Agreement, dated November 15, 2009, between Optionee and the Company, as may be amended and restated from time to time, shall govern subsequent vesting and rights to exercise the Options.

8. No Rights as Shareholder

Optionee shall have no rights as a shareholder with respect to the Shares covered by any installment of this Option until the effective date of the issuance of shares following exercise of this to Option, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates are issued except as provided in Section 9 below.

9. Recapitalization; Dissolution or Change in Control

(a) Subject to any required action by the shareholders of the Company, the number of Shares covered by this Award Agreement, and the Exercise Price thereof, shall be proportionately adjusted as provided in Section 14(a) of the Plan.

(b) In the event of a proposed dissolution or liquidation of the Company, this Award Agreement shall be governed by Section 14(b) of the Plan.

(c) In the event of a Change in Control of the Company, this Award Agreement shall be governed by Section 14(c) of the Plan.  Notwithstanding anything to the contrary contained in the Plan, upon a Change of Control all of the Options shall become exercisable immediately prior to such Change of Control and none of the Options shall be terminated without the prior written consent of the Optionee.

(d) The grant of this Award Agreement shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve or liquidate or to sell or transfer all or any part of its business or assets.

10. Taxation Upon Exercise of Option

Optionee understands that, upon exercise of this Option, Optionee will recognize income, for Federal and state income tax purposes, in an amount equal to the amount by which the fair market value of the Shares, determined as of the date of exercise, exceeds the Exercise Price. The acceptance of the Shares by Optionee shall constitute an agreement by Optionee to report such income in accordance with then applicable law and to cooperate with Company in establishing the amount of such income and corresponding deduction to the Company for its income tax purposes. Withholding for federal or state income and employment tax purposes will be made, if and as required by law, from Optionee's then current compensation, or, if such current compensation is insufficient to satisfy withholding tax liability, the Company may require Optionee to make a cash payment to cover the liability as a condition of the exercise of this Option.

11. Modification, Extension and Renewal of Options

The Board or a Committee thereof may modify, extend or renew this Option or accept its surrender (to the extent not yet exercised) and authorize the granting of a new option in substitution for it (to the extent not yet exercised), subject at all times to the Code and New York law.  Notwithstanding the provisions of this Section 11, no modification shall, without the consent of the Optionee, alter to the Optionee's detriment or impair any rights of Optionee hereunder, except for the Board’ authority to make adjustments as provided in Section 9 above.

12. Restrictions on Transfer

Unless and until the Shares represented by this Option are registered under the Securities Act, all certificates representing the Shares and any certificates subsequently issued in substitution therefore and any certificate for any securities issued pursuant to any stock split, share reclassification, stock dividend or other similar capital event shall bear legends in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT“) OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE. NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE, UNLESS PURSUANT TO EXEMPTIONS THEREFROM.

The certificates shall bear such other legend or legends as the Company and its counsel deem necessary or appropriate. Appropriate stop transfer instructions with respect to the Shares have been placed with the Company's transfer agent.

13. Notices

Any notice required to be given pursuant to this Option or the Plan shall be in writing and shall be deemed to be delivered upon receipt or, in the case of notices by the Company, 3 days after deposit in the U.S. mail, postage prepaid, addressed to Optionee at the address last provided by Optionee for use in Company records related to Optionee.

14. Applicable Law

This Option has been granted, executed and delivered in the State of New York, and the interpretation and enforcement shall be governed by the laws thereof and subject to the exclusive jurisdiction of the courts therein.

IN WITNESS WHEREOF, the parties hereto have executed this Option as of the date first above written.

WINDTAMER CORPORATION

By:           _/s/ Gerald E. Brock_______
Name:  Gerald Brock
Title:    Chief Executive Officer

Optionee

_/s/ William Schmitz_______
Name:   William Schmitz

APPENDIX A

NOTICE OF EXERCISE OF STOCK OPTION

To:           WindTamer Corporation

The undersigned is a holder of a stock option (the "Option") to purchase shares of WindTamer Corporation (the "Company") Common Stock, $.0001 par value per share (the "Common Stock"), issued pursuant to a WindTamer Corporation Stock Option Award Agreement dated as of November ___, 2009 (the "Agreement").

The undersigned hereby elects to purchase ____________ shares of Common Stock pursuant to the terms of such Option (the "Option Shares"), and tenders herewith payment in full in the amount of $________ per share, for a total purchase price of $_______________, with the payment of the purchase price being made in the form of _____________________, pursuant to Section 6 of the Agreement.  The undersigned wishes to consummate the purchase of the Option Shares by or before ________________.

The undersigned also confirms and acknowledges that he will not sell or transfer any Option Shares acquired pursuant to the exercise of the Option until he requests and receives an opinion of the Company's counsel to the effect that such proposed sale or transfer will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities law, or a registration statement covering the sale or transfer of the Option Shares has been declared effective by the Securities and Exchange Commission or appropriate state governmental authority, or he obtains a no-action letter from the Securities and Exchange Commission or appropriate state governmental authority with respect to the proposed transfer.

The undersigned acknowledges and agrees that this purported exercise of the Option is conditioned on, and subject to, (a) any compliance with requirements of applicable federal and state securities laws deemed necessary by the Company, (b) to the undersigned's satisfaction of all federal, state or local income and employment tax withholding requirements applicable to this exercise, and (c) if the exercise is made in connection with a Change of Control transaction, the vesting of the Option Shares may be conditioned upon the consummation of the Change of Control if the Committee has provided for this condition in its acceleration of the Option.

Please issue a certificate or certificates representing said Option Shares in the name of the undersigned or in such other name as is specified below.  If the Option Shares are being issued to any person other than the Optionee, evidence of the right of such person to exercise the Option has been presented to the Company and has been deemed satisfactory:

Name
Address:

Social Security Number

Date: